Exhibit A-1(b)

                            MISSISSIPPI POWER COMPANY


                                       TO


                           --------------------------,
                                    Trustee.






                             SUPPLEMENTAL INDENTURE


                        providing among other things for


                              FIRST MORTGAGE BONDS

                        ____% Series due __________, 20__







                        Dated as of ____________________

          SUPPLEMENTAL INDENTURE, dated as of , made and entered into by and between MISSISSIPPI POWER COMPANY, a corporation organized and existing under the laws of the State of Mississippi (hereinafter commonly referred to as the "Company"), and , a corporation organized and existing under the laws of the State of , with its principal office in , (hereinafter commonly referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1941 between Mississippi Power Company, a Maine corporation (hereinafter sometimes referred to as the "Maine Corporation"), and Morgan Guaranty Trust Company of New York, under its former name of Guaranty Trust Company of New York, as Trustee (hereinafter sometimes referred to as the "Original Trustee"), securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture");

          WHEREAS the Maine Corporation and the Original Trustee have executed and delivered the Indenture for the purpose of securing an issue of bonds of the Series due described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being not limited, and the Indenture fully describes and sets forth the property conveyed thereby and is of record in the Office of the Clerk of the Chancery Court of each county in the State of Mississippi and in the Office of the Judge of Probate of each county in the State of Alabama in which this Supplemental Indenture is to be recorded and is on file at the principal office of the Trustee, above referred to; and

          WHEREAS the Maine Corporation or the Company, as the case may be, and the Original Trustee or the Trustee, as the case may be, have executed and delivered various supplemental indentures for the purpose, among others, of further securing said bonds, which supplemental indentures describe and set forth additional property conveyed thereby and are also of record in the Offices of the Clerks of the Chancery Courts of some or all of the counties in the State of Mississippi and in the Offices of the Judges of Probate of some or all of the counties in the State of Alabama in which this Supplemental Indenture is to be recorded and are on file at the corporate trust office of the Trustee, above referred to; and

          WHEREAS the Maine Corporation by Articles of Merger dated October 11, 1972, effective December 21, 1972, was merged into the Company which continued under the name and style of "Mississippi Power Company"; and

          WHEREAS the Company and the Original Trustee entered into a Supplemental Indenture dated as of December 1, 1972, which provided, among other things, for the assumption of the Indenture by the Company; and

          WHEREAS said Supplemental Indenture dated as of December 1, 1972 became effective on the effective date of such Articles of Merger; and

          WHEREAS the Company has succeeded to and has been substituted for the Maine Corporation under the Indenture with the same effect as if it had been named therein as the mortgagor corporation; and

          WHEREAS pursuant to that certain Agreement of Resignation, Appointment and Acceptance dated as of August 31, 1994, among the Company, the Original Trustee and the Trustee, and Section 16.16 of the Indenture, the Original Trustee gave written notice to the Company of its resignation as trustee under the Indenture effective at the close of business on August 31, 1994; and pursuant to said Agreement and Section 16.18 of the Indenture, the Company appointed the Trustee as successor trustee under the Indenture effective at the close of business on , and the Trustee accepted such appointment thereupon, as provided in Section 16.23 of the Indenture, becoming fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in trust under the Indenture, with like effect as if originally named as trustee therein; and

          WHEREAS the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as " % Series due " (hereinafter sometimes referred to as the " "), each of which bonds shall also bear the descriptive title "First Mortgage Bond", the bonds of such series to bear interest at the annual rate designated in the title thereof and to mature ; and

     WHEREAS each of the bonds of the Series is to be substantially in the following form, to-wit:

                          [FORM OF BOND OF THE SERIES]

                                     [FACE]

                            MISSISSIPPI POWER COMPANY

                        First Mortgage Bond, % Series Due

                           No. . . . . . . . $........

          Mississippi Power Company, a Mississippi corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal sum of
 Dollars on , and to pay to the registered holder hereof interest on said sum from the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to , in which case from
 (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding semi-annual interest payment date to which interest has been paid on the bonds of this series, or if such interest payment date is , from ), at the rate per annum, until the principal hereof shall have become due and payable, specified in the title of this bond, payable on and in each year.
          The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

          IN WITNESS WHEREOF, MISSISSIPPI POWER COMPANY has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

          Dated,

                             MISSISSIPPI POWER COMPANY,


                            By:
                               -----------------------------------------
                         Title:
         Attest:



         Title:

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

          This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.


                                    ----------------------------,
                                    as Trustee,



                                   By:
                                   ---------------------------------------
                                        Authorized Officer

                                    [REVERSE]

                            MISSISSIPPI POWER COMPANY

                        First Mortgage Bond, % Series Due

          The interest payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the May 15 or November 15, as the case may be, next preceding such interest payment date, or, if such May 15 or November 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close. The principal of and the premium, if any, and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

          This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of September 1, 1941, given by Mississippi Power Company, a Maine corporation (to which the Company is successor by merger), to Morgan Guaranty Trust Company of New York under its former name of Guaranty Trust Company of New York, to which Bankers Trust Company is successor (hereinafter sometimes referred to as the "Trustee"), as Trustee, and indentures supplemental thereto, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

          Prior to , the bonds of this series may not be redeemed by the Company at its option or by the operation of the improvement fund or the replacement provisions of the Indenture or by the use of proceeds of released property.

          On or after , upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company, at its option, or by operation of various provisions of the Indenture, at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the date fixed for redemption, together (a), if redeemed otherwise than by the operation of the improvement fund or the replacement provisions of the Indenture and otherwise than by the use of proceeds of released property, as more fully set forth in the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading "Regular Redemption Premium", and (b), if redeemed by the operation of the improvement fund or the replacement provisions of the Indenture or by the use of proceeds of released property, as more fully set forth in the Indenture, without premium:

  If Redeemed During the Twelve Months' Period Ending the Last Day of November,


                       Year                                Regular Redemption
                                                           Premium
                                                           %
                                                           %
                                                           %
                                                           %
                                                           %
                                                           %
                                                           %
                                                           %
                                                           %


          and without premium if redeemed on or after                  .
                                                     ------------------

          In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

          No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

          This bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, but only in the manner prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of charges for transfer, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes. Bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. Registered bonds of this series shall be exchangeable for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. However, notwithstanding the provisions of the Indenture, no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

          AND WHEREAS all acts and things necessary to make the bonds, when authenticated by the Trustee and issued as in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized;

          NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt of which is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds now outstanding under the Indenture, or the Indenture as supplemented and amended, and the $ principal amount of bonds of the Series proposed to be initially issued and all other bonds which shall be issued under the Indenture, or the Indenture as supplemented and amended, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein and in any indenture supplemental thereto set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant, alien and convey unto Bankers Trust Company, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to the property located in the States of Mississippi and Alabama described in Exhibit A attached hereto and made a part hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of said Article X thereof.

          TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clauses, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.

          TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successors in trust, and their assigns forever;

          BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Indenture, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, or the Indenture as supplemented and amended; and so that each and every bond now or hereafter issued thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms of the Indenture, or the Indenture as supplemented and amended, be equally and proportionately secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Indenture.

          AND IT IS EXPRESSLY DECLARED that all bonds issued and secured thereunder and hereunder are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture, or the Indenture as supplemented and amended, conveyed, assigned, pledged or mortgaged, or intended so to be (including the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not specifically described in the Indenture or in an indenture supplemental thereto, except any therein expressly excepted), are to be dealt with and disposed of, under and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, or the Indenture as supplemented and amended.

          SECTION 1. There is hereby created a series of bonds designated as hereinbefore set forth (said bonds being sometimes herein referred to as the "bonds of the Series"), and the form thereof shall be substantially as hereinbefore set forth. Bonds of the Series shall mature on the date specified in the form thereof hereinbefore set forth. The definitive bonds of the
 Series shall be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. The serial numbers of bonds of the Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval.

          Bonds of the Series, until the principal thereof shall have become due and payable, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on June 1 and December 1 in each year.

          The principal of, the premium, if any, and the interest on the bonds of the Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose.

          Bonds of the Series may be transferred at the corporate trust office of the Trustee, in . Bonds of the Series shall be exchangeable for other bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said corporate trust office of the Trustee. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of the Series other than for any tax or taxes or other governmental charge required to be paid by the Company.

          The person in whose name any bond of the Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not less than five nor more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the May 15 or November 15, as the case may be, next preceding such interest payment date, or, if such May 15 or November 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          Bonds of the Series shall be dated and, except as provided in this Section, shall bear interest as provided in Section 2.03 of the Indenture; provided, however, that, so long as there is no existing default in the payment of interest on such bonds, the holder of any such bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the June 1 or December 1, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on , then from .

          Prior to , the bonds of the Series shall not be redeemable at the option of the Company, or by the operation of Section 4 of the Supplemental Indenture dated as of June 1, 1964 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any Supplemental Indenture other than this Supplemental Indenture or by the use of proceeds of released property.

          On or after , any or all of the bonds of the Series shall be redeemable at the option of the Company, or by operation of various provisions of the Indenture, at any time and from time to time, prior to maturity, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together (a), if redeemed otherwise than by the operation of Section 4 of the Supplemental Indenture dated as of June 1, 1964 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any Supplemental Indenture other than this Supplemental Indenture and otherwise than by the use of proceeds of released property, with a regular redemption premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of bond hereinbefore set forth, and (b), if redeemed by the operation of Section 4 of the Supplemental Indenture dated as of June 1, 1964 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any Supplemental Indenture other than this Supplemental Indenture or by the use of proceeds of released property, either
(i) with a special redemption premium, if any, equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of bond hereinbefore set forth or (ii), if no special redemption premium is so set forth, then without premium.

          SECTION 2. The Company covenants that, so long as any bonds of the Series shall be outstanding under the Indenture, it will, on or before June 1 in each year commencing with :

                           (a) deposit with the Trustee subject to the
                  provisions of this Section cash and/or bonds of any series authenticated under the Indenture then outstanding (taken at their principal amount) in an amount equal to the "improvement fund requirement" (which term, as used in this Section, shall mean for any year an amount equal to one per centum (1%) of the aggregate principal amount of bonds of the Series authenticated and delivered by the Trustee pursuant to the provisions of Articles IV, V and VI of the Indenture, prior to January 1 of that year, after deducting from such aggregate principal amount the principal amount of bonds of the Series which, prior to January 1 of that year, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased or redeemed by the use of proceeds of released property); or,

                           (b) to the extent that it does not so deposit cash
                  and/or bonds, certify to the Trustee unfunded net property additions in an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the portion of the improvement fund requirement not so satisfied.

          The term "improvement fund certificate", as used in this Section, shall mean an accountant's certificate filed by the Company with the Trustee pursuant to this Section. Such certificate may be a separate certificate or it may be combined with an improvement fund certificate or certificates filed pursuant to the improvement fund provisions of the Indenture or of any other indenture or indentures supplemental thereto.

          On or before the first day of June in each year, beginning , so long as any bonds of the Series are outstanding under the Indenture, the Company shall deliver to the Trustee an improvement fund certificate showing the improvement fund requirement for that year, the amount of cash, if any, and the principal amount of bonds authenticated under the Indenture then outstanding, if any, then to be deposited by the Company with the Trustee and, if the Company elects to satisfy the improvement fund requirement for that year in whole or in part by the certification of unfunded net property additions, the amount, if any, of unfunded net property additions to be certified. The Company shall, concurrently with the delivery to the Trustee of such certificate, deposit with the Trustee the amount of cash, if any, and the principal amount of bonds, if any, shown in such certificate.

         No property additions shall be certified in any improvement fund certificate pursuant to the provisions of this Section unless there shall be delivered to the Trustee with such certificate the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3),
(4), (5), (7), (9) and (10) of Section 4.05 of the Indenture, showing that the Company has unfunded net property additions equal to the amount so certified.

         The Trustee shall hold any cash deposited with it under the provisions of this Section as a part of the mortgaged and pledged property until paid out as hereinafter provided. Any cash deposited with the Trustee under the provisions of this Section may, upon receipt by the Trustee of the written order of the Company signed by its President or a Vice President, of a treasurer's certificate such as is described in paragraph (2) of Section 4.05 of the Indenture and of an opinion of counsel,

                  (1) be withdrawn, used or applied by the Company in accordance with the provisions of paragraph (2), (3) or (4) of Section 10.05 of the Indenture, except that any premium required to be paid to purchase or redeem bonds shall be paid out of funds held by the Trustee under this Section and the Company shall not be required to furnish the Trustee with additional funds for such purpose or to reimburse the Trustee or the improvement fund for moneys so paid out. Interest and expenses in connection with the purchases or redemptions pursuant to this Section shall be dealt with as provided in Section 9.05 of the Indenture; or

                  (2) be withdrawn by the Company to the extent of sixty per centum (60%) of the amount of unfunded net property additions certified to the Trustee for such purpose, but only upon receipt by the Trustee of the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3), (4), (5),
          (7), (9) and (10) of Section 4.05 of the Indenture, showing that the Company has unfunded net property additions equal to the amount so certified.

          Bonds deposited with the Trustee pursuant to this Section, or purchased or redeemed by the use of cash deposited pursuant to this Section, shall be cancelled and shall not be thereafter made the basis for the authentication of bonds, the withdrawal, use or application of cash, or the release of property, under any of the provisions of the Indenture, or thereafter used to satisfy the requirements of this Section or of any other improvement fund provided for in the Indenture or in any indenture supplemental thereto or to satisfy any replacement deficit pursuant to Section 4 of the Supplemental Indenture dated as of June 1, 1964.

          To the extent that unfunded net property additions are certified to the Trustee to satisfy the improvement fund requirement for any year in whole or in part or as a basis for the withdrawal of cash deposited with the Trustee under the provisions of this Section, the amount of such unfunded net property additions shall thereafter be deducted in computing the amount of unfunded net property additions under Section 1.11 of the Indenture and in computing gross property additions under Section 7.07 of the Indenture.

          SECTION 3. The Company covenants that the provisions of Section 4 of the Supplemental Indenture dated as of June 1, 1964, which are to remain in effect so long as any bonds of the Thirteenth Series shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the
 Series shall be outstanding under the Indenture.

          The Company covenants that it will not, in any calendar year subsequent to , redeem any bonds of the Series through the operation of Section 4 of the Supplemental Indenture dated as of June 1, 1964 or this Section in a principal amount that would exceed one per centum (1%) of the aggregate principal amount of bonds of the Series initially authenticated and delivered under this Supplemental Indenture.

          SECTION 4. The Company covenants that, so long as any bonds of the Series shall be outstanding under the Indenture, it will not, after , declare or pay any dividends, or make any other distributions (except (a) dividends payable or distributions made in shares of common stock of the Company and (b) dividends payable in cash in cases where, concurrently with the payment of the dividend, an amount in cash equal to the dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock), on or in respect of its common stock, or purchase or otherwise acquire for a consideration any shares of its common stock, if the aggregate of such dividends, distributions and such consideration for purchase or other acquisition of shares of its common stock after , shall exceed

                           (i) the earned surplus of the Company accumulated after (determined in accordance with generally accepted accounting principles and without giving effect to charges to earned surplus on account of such dividends, distributions or acquisitions or on account of the disposition of any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant or to charges or credits to earned surplus on account of items inherent in the balance sheet at ), plus

                         (ii) the earned surplus of the Company accumulated prior to in an amount not exceeding $ , plus -----------

                           (iii) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935, as amended.

          For the purposes of this Section, in determining the earned surplus of the Company accumulated after , there shall be deducted the dividends accruing subsequent to on preferred stock of the Company and the total amount, if any, by which the charges to income or earned surplus since as provision for depreciation of the mortgaged and pledged property (other than specially classified property) shall have been less than the sum of the amounts equal to the product of the applicable percentage (as defined in Section 4 of the Supplemental Indenture dated as of June 1, 1964) and the mathematical average of the amounts of depreciable property (as defined in said Section 4) at the opening of business on the first day and at the close of business on the last day of each calendar year (and, proportionately, of each period of months which is less than a calendar year) subsequent to included in the period for which earned surplus is being determined. The term "consideration", as used in this Section, shall mean cash or fair value if the consideration be other than cash, and the term "provision for depreciation", as used in this Section, shall not be deemed to include provision for the amortization of any amounts classified by the Company on its books as amounts in excess of the original cost of utility plant.

          SECTION 5. As supplemented by this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, is in all respects ratified and confirmed, and the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 6. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

          SECTION 7. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, said Mississippi Power Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said Bankers Trust Company, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents, Assistant Vice Presidents or Trust Officers and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

                                                     MISSISSIPPI POWER COMPANY

                                                              [CORPORATE SEAL]


                                                By:___________________________
                                             Title:
Attest:

--------------------------
Title:

Signed, sealed and delivered this day of , by Mississippi Power Company, in the County of , State of Mississippi, in the presence of:


--------------------------


--------------------------

                                               [CORPORATE SEAL]


                                      By:___________________________
                                   Title:
                                           ------------------------------------

Attest:


--------------------------
Title:


Signed, sealed and delivered this day of by in the County of New York, State of New York, in the presence of:

--------------------------


--------------------------



STATE OF MISSISSIPPI       )
                                    )SS.:
COUNTY OF                           )
          --------------------------


         Personally appeared before me, the undersigned authority in and for the aforesaid state and county, , as , and , as , of MISSISSIPPI POWER COMPANY, who acknowledged that they signed, attached the corporate seal of the corporation thereto, and delivered the foregoing instrument on the day and year therein stated, by the authority of and as the act and deed of the corporation.

     Given under my hand and official seal this day of , .



                                                              , Notary Public
-----------------------------------------------------------------------
[NOTARIAL SEAL]
                                                     My Commission Expires


STATE OF MISSISSIPPI                )
                                    ) SS.:
COUNTY OF                           )
          --------------------------


     On the day of , in the year , before me personally came ----------- ---------- ------------- ------------------------ , to me known, who being by me duly sworn, did depose and say that he resides at ; that he is a ---------------- ----------- of MISSISSIPPI POWER COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                     ---------------------------
                                                        , Notary Public
-----------------------------------------------------------------------
[NOTARIAL SEAL]
                                                     My Commission Expires



STATE OF NEW YORK )
                                    ) SS.:
COUNTY OF                           )
         ---------------------------


         Personally appeared before me, the undersigned authority in and for the aforesaid state and county, , as , and , as , of ,who acknowledged that they signed, attached the corporate seal of the corporation thereto, and delivered the foregoing instrument on the day and year therein stated, by the authority of and as the act and deed of the corporation.

     Given under my hand and official seal this day of , . ----------


                                           -----------------------------

                                  Notary Public
                                                     State of New York
[NOTARIAL SEAL]                             No.
                                                --------------
                                          Qualified in New York County
                                          Commission Expires



STATE OF NEW YORK )
                                    ) SS.:
COUNTY OF                           )
         ---------------------------


     On the day of , in the year , before me personally came ----------- --------- ------------- ---------------- , to me known, who being by me duly sworn, did depose and say that he resides at ; that he is an ---------------- ---------- of , one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                             -----------------------------

                                  Notary Public
                                                     State of New York
[NOTARIAL SEAL]                             No.
                                                --------------
                                              Qualified in New York County
                                              Commission Expires
                                                                ----------------